Exhibit 99

News Release From:

Dotronix, Inc.
(OTC Bulletin Board: DOTX)

FOR IMMEDIATE RELEASE:  February 20, 2004

DOTRONIX REPORTS RESULTS FOR THE QUARTER ENDED
DECEMBER 31, 2003

ST. PAUL, MN, February 20, 2004…DOTRONIX, INC. (OTC BULLETIN BOARD: DOTX) announced its second quarter results today.

Fiscal 2004 second quarter revenues (quarter ended December 31, 2003) were $195,000, as compared to revenues of $287,000 in the second quarter of fiscal 2003 (quarter ended December 31, 2002).

The net loss in the second quarter of fiscal 2004 was $(172,616), or $(0.04) per share as compared to net loss in the second quarter of the previous year of $(501,702) or $(0.12) per share.

Results Summary for the Quarter and Six Month periods

(In thousands, except per share)

	Second Quarter Ended December 31		Six Months Ended December 31
	2003	2002	2003	2002
Net revenues	$195	$287	$512	$929
Net loss	$(172)	$(502)	$(293)	$(772)
Net loss
per common share-
basic and diluted	$(0.04)	$(0.12)	$(0.07)	$(0.18)

Contact information:	Robert V. Kling 651-633-1742